UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, Doron Roethler resigned from his positions as a director, Chairman of the Board, and Interim President and Chief Executive Officer of Smart Online, Inc. (the "Company"), for personal, family-related reasons.

On the same day, the Board of Directors accepted the resignation of Mr. Roethler, and appointed Dror Zoreff, a current board member of the Company, as Chairman of the Board.

On May 20, 2009, Roberta B. Hardy resigned from her position as a director of the Company, citing her disagreement with the Company’s May 19, 2009 decision to dismiss its prior securities counsel and retain new securities counsel, as set forth in her letter of resignation, dated May 20, 2009, attached hereto as Exhibit 99.1.

On May 20, 2009, Timothy L. Krist resigned from his positions as Chief Financial Officer, Secretary and Chief Compliance Officer of the Company, citing his disagreement with the Company’s May 19, 2009 decision to dismiss its prior securities counsel and retain new securities counsel, as set forth in his letter of resignation, dated May 20, 2009, attached hereto as Exhibit 99.2.

On May 20, 2009, Neile King resigned from his positions as Chief Operating Officer and Vice President, Sales & Marketing of the Company, citing his disagreement with the Company’s May 19, 2009 decision to dismiss its prior securities counsel and retain new securities counsel, as set forth in his letter of resignation, dated May 20, 2009, attached hereto as Exhibit 99.3.

The Company’s Board of Directors disagrees with the stated rationales for the resignations of Ms. Hardy, Mr. Krist and Mr. King that were set forth in their respective resignation letters.

On May 21, 2009, the Board of Directors accepted the resignations of Ms. Hardy, Mr. Krist and Mr. King. On the same day, the Board of Directors appointed C. James Meese, Jr., a current Board member, as Interim President and Chief Executive Officer, pending the selection of a permanent replacement for Mr. Roethler. In addition to compensation to which Mr. Meese is entitled as a director and committee member of the Company, during such time as Mr. Meese continues to serve as Interim President and Chief Executive Officer, Mr. Meese shall be paid compensation for such services at the rate of $10,000 per month.

Mr. Meese has served on the Company’s Board of Directors since November 2006. He chairs the Company’s Audit Committee and is a member of both its Compensation and Nominating Committees. Mr. Meese is the President and founder of Business Development Associates, Inc. ("BDA"), a strategic advisory firm. Since 1989, BDA has provided advice and assistance to both middle market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring. Prior to 1989, Mr. Meese spent approximately 18 years in various senior corporate marketing, business development and finance positions. Seventeen of those years were spent with West Pharmaceutical Services Inc. ("West"), a NYSE-traded company. He was a member of West’s Top Management Committee during his last four years with West. Mr. Meese is also a director of DRI Corporation (NASDAQ:TBUS) ("DRI"). He is the former Chair and a current member of DRI’s Audit Committee, is a member of DRI’s Corporate Governance and Nominating Committees, and chairs its Technology Committee. He is a member of the National Association of Corporate Directors ("NACD") and the Association for Corporate Growth. Mr. Meese is designated as an Audit Committee Financial Expert under the rules of Sarbanes Oxley, and is a holder of the NACD’s Certificate of Director Education. He received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

At this time, the Company has not appointed new officers to replace Mr. Krist and Mr. King, and is undergoing a search for such replacements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Resignation Letter of Roberta B. Hardy, dated May 20, 2009
Exhibit 99.2 Resignation Letter of Timothy L. Krist, dated May 20, 2009
Exhibit 99.3 Resignation Letter of Theodore Lee Neile King, dated May 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

May 22, 2009	By:	/s/ Dror Zoreff

Name: Dror Zoreff
Title: Chairman of the Board

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Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter of Roberta B. Hardy, dated May 20, 2009
99.2	Resignation Letter of Timothy L. Krist, dated May 20, 2009
99.3	Resignation Letter of Theodore Lee Neile King, dated May 20, 2009